UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 7, 2022

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2485 Augustine Drive

Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 7, 2022, Advanced Micro Devices, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) by the Company of $1 billion aggregate principal amount of senior notes, consisting of $500 million aggregate principal amount of its 3.924% Senior Notes due 2032 (the “2032 Notes”) and $500 million aggregate principal amount of its 4.393% Senior Notes due 2052 (the “2052 Notes,” and together with the 2032 Notes, the “Notes”).

The 2032 Notes will mature on June 1, 2032 and will bear interest at a rate of 3.924% per annum, and the 2052 Notes will mature on June 1, 2052 and will bear interest at a rate of 4.393% per annum. The Notes will be senior unsecured obligations of the Company.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The Offering is expected to close on June 9, 2022, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from this offering for general corporate purposes.

The Offering has been registered under the Securities Act, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-265433), as supplemented by the Prospectus Supplement, dated June 7, 2022, relating to the Notes (together with the accompanying base prospectus, dated June 6, 2022, the “Prospectus Supplement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act on June 8, 2022.

The summary of the Underwriting Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events

On June 7, 2022, the Company issued a press release announcing the launch of the Offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On June 7, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the potential Offering, the expected closing date of the Offering and the Company’s intended use of proceeds from the Offering, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “will be,” “may,” “expects,” “believes,” “plans” and “intends” and other terms with similar meaning. You are cautioned that the forward-looking statements in this Current Report on Form 8-K are based on current beliefs, assumptions and expectations, speak only as of the date of this Current Report on Form 8-K and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, market conditions and the risk factors detailed in the Prospectus

Supplement, which is a part of the Registration Statement, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 26, 2022 and those risk factors set forth from time to time in the Company’s other filings with the SEC. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this Current Report on Form 8-K. The Company undertakes no obligation to update the forward-looking statements set forth in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, unless required by applicable securities laws.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of June 7, 2022, by and among Advanced Micro Devices, Inc. and Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

99.1	Press Release Announcing Launch of the Offering, dated June 7, 2022

99.2	Press Release Announcing Pricing of the Offering, dated June 7, 2022

104	Cover Page Interactive Data File (the Cover Page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2022	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Devinder Kumar
	Name:	Devinder Kumar
	Title:	Executive Vice President, Chief Financial Officer and Treasurer